                                                                    Exhibit 99.1

AGL Resources

                                                    For Immediate Release

Financial Community

Steve Cave
Director, Investor Relations
(404) 584-3801

Media

Russ Williams
Director, Media Relations
(404) 584-3210

           AGL RESOURCES REPORTS RECORD EARNINGS IN FISCAL YEAR 2001;
                         ANNOUNCES 2002 EARNINGS TARGET

ATLANTA, GEORGIA, October 25, 2001 - AGL Resources (NYSE: ATG) today reported record earnings of $1.63 per basic share and $1.62 per diluted share for the year ended September 30, 2001, compared with $1.29 per share for the prior fiscal year. Core earnings (net income excluding one-time items) for the year ended September 30, 2001 were $1.50 per share, compared with core earnings for the prior fiscal year of $1.24 per share. The company's financial performance for the year reflects contributions from the acquisition of Virginia Natural Gas; the sale of Utilipro, Inc.; the start-up of Sequent Energy Management; and ongoing productivity efforts.

"Our drive for excellent results is unrelenting," said Paula G. Rosput, president and chief executive officer. "A 21 percent growth in core earnings per share this year demonstrates that our focus never wavers, despite a rapidly changing environment. In 2002, the focus will be the same - set our goals, stay with them throughout the year, and create solid opportunity for investors."

Net income for the year ended September 30, 2001 was $88.9 million compared with net income of $71.1 million for the prior fiscal year. Core earnings for the year ended September 30, 2001 were $81.8 million, up 19 percent over the previous fiscal year's core earnings of $68.6 million.

                                    - more -

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AGL Resources
Earnings Announcement
October 25, 2001
Page 2

Quarter Ended September 30, 2001
--------------------------------

For the fourth fiscal quarter ended September 30, 2001, earnings and core earnings were $0.09 per basic and diluted share, compared with earnings of $0.32 per share and core earnings of $0.27 per share for the fourth quarter of the prior fiscal year. The 2001 results reflect the seasonal effect of the contributions of Virginia Natural Gas, SouthStar and Sequent, as well as the previously announced SouthStar unbilled revenue issue. Net income was $4.8 million for the quarter ended September 30, 2001, compared with $17.4 million for the fourth quarter of the prior fiscal year, as a result of increased interest expense primarily due to the acquisition of VNG, and a gain on the sale of Propane and certain reorganization costs recognized in the prior year. Core earnings were $4.8 million versus $14.9 million for the quarters ended September 30, 2001 and 2000, respectively.

Earnings Outlook
----------------

As previously announced, the company has changed its fiscal year end from September 30 to December 31, effective October 1. This change creates a stub period from October 1, 2001 to December 31, 2001, prior to the beginning of the company's new fiscal year on January 1, 2002. At this time, AGL Resources expects to achieve results in the range of $1.60 to $1.70 per share for the 12 months ended September 30, 2002. AGL Resources will update its estimate for the 2002 calendar year period in late January 2002, when earnings for the stub period are released.

AGL Resources Inc. is a regional holding company for energy and infrastructure related businesses in the Southeast. The company is the second-largest natural gas-only distribution company in the United States and serves more than 1.8 million customers throughout Georgia; Chattanooga, Tennessee; and southeastern Virginia. AGL Resources also is engaged through subsidiaries and partnerships in other businesses, including telecommunications, retail energy marketing, wholesale energy services, and wholesale and retail propane sales. More information about the company is available on the Internet at www.aglresources.com.
--------------------

This press release contains forward-looking statements. AGL Resources wishes to caution readers that the assumptions which form the basis for the forward-looking statements include many factors that are beyond AGL Resources' ability to control or estimate precisely. Those factors include, but are not limited to, the following: changes in the price and demand for natural gas; the impact of changes in weather; the impact of changes in state and federal legislation and regulation on the company and the natural gas industry, including the impact of the current review of Atlanta Gas Light Company's rates by the Georgia Public Service Commission; the effects of competition, particularly in markets where prices and providers historically have been regulated; U.S. economic and financial market conditions; and other risks described in our documents on file with the Securities and Exchange Commission.

AGL Resources
Earnings Announcement
October 25, 2001
Page 3

Earnings Conference Call Webcast: The AGL Resources 2001 Fourth Quarter/Year-End Earnings Conference Call, scheduled for Thursday, October 25, at 10 a.m. (ET), can be accessed via the AGL Resources website at www.aglresources.com. The call
                                                 --------------------
will address the company's financial results for the year and quarter ended September 30, 2001, as well as the outlook for the next fiscal year. The call will be archived on the website through the close of business on Wednesday, October 31, 2001.

                                     # # # #



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                                                                    Exhibit 99.1

                       AGL RESOURCES INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
                               September 30, 2001
                                  (Unaudited)

                       In millions, except per share data


                                                   3 Months Ended        12 Months Ended
                                                    September 30,         September 30,
                                                   2001      2000        2001       2000
                                                 --------  --------   ---------   --------
Operating Revenues                               $  228.2  $  133.2   $ 1,049.3   $  607.4
Cost of Sales                                        93.5      15.0       435.7      111.9
                                                 ------------------   --------------------
     Operating Margin                               134.7     118.2       613.6      495.5

Operating Expenses
     Operation and maintenance                       55.6      62.9       272.1      247.9
     Depreciation                                    24.5      20.9       100.1       83.2
     Taxes other than income                          6.8       6.0        32.8       26.7
                                                 ------------------   --------------------
     Total Operating Expenses                        86.9      89.9       404.9      357.8

Operating Income                                     47.8      28.3       208.7      137.7
     Other income (Loss)                            (16.8)     11.1        27.6       28.2
                                                 ------------------   --------------------

Income Before Interest and Income Taxes              31.0      39.5       236.2      165.9

Interest Expense and Preferred Stock Dividends
     Interest expense                                19.5      13.6        86.9       51.6
     Preferred stock dividend                         4.5       1.5        10.5        6.1
                                                 ------------------   --------------------
     Total Int. Expense and Pref. Dividends          24.0      15.1        97.4       57.7

Income Taxes                                          2.2       6.9        49.9       37.2
                                                 ------------------   --------------------
Net Income                                       $    4.8  $   17.4   $    88.9   $   71.1
                                                 ==================   ====================

Earnings Per Share
     Basic                                       $   0.09  $   0.32   $    1.63   $   1.29
     Diluted                                     $   0.09  $   0.32   $    1.62   $   1.29

Avg. Number of Shares Outstanding
     Basic                                           55.0      54.1        54.5       55.2
     Diluted                                         55.3      54.2        54.9       55.2